SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[   ] Preliminary proxy statement.

[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[  ] Definitive proxy statement.

[   ] Definitive additional materials.

[X] Soliciting material under Rule 14a-12.

COMMUNITY BANCSHARES, INC.

        (Name of Registrant as Specified in its Charter)

THE STILWELL GROUP

         (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

EXPLANATORY NOTE

Stilwell Value Partners IV, L.P., a Delaware limited partnership (“Stilwell Value Partners IV”), Stilwell Associates, L.P., a Delaware limited partnership (“Stilwell Associates”), Stilwell Value LLC, a Delaware limited liability company (“Stilwell Value LLC”) Joseph Stilwell, Spencer Schneider and Charles Ward (collectively, the “Stilwell Group”), are filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a proposed solicitation of proxies (the “Solicitation”) in support of electing three nominees of the Stilwell Group, Spencer L. Schneider, Joseph D. Stilwell and Charles E. Ward, III, to the board of directors of Community Bancshares, Inc., at its 2006 annual meeting of shareholders.

LETTER TO COMB SHAREHOLDERS, DATED FEBRUARY 24, 2006

THE STILWELL GROUP
26 BROADWAY
23rd FLOOR
NEW YORK, NY 10004
(212) 269-5800

February 24, 2006

Dear Fellow COMB Shareholder,

Investment funds that I manage have nominated three individuals for the Company’s board of directors. I believe our bank should be sold because it will not, for the foreseeable future, earn an adequate return on equity.

Last week, Pat Frawley, CEO of COMB, sent us a seven page letter citing 21 ‘facts’. But he never mentioned the truly relevant fact—what our Bank is capable of earning on a sustainable, operating basis. I believe Pat is avoiding this issue, because to state it clearly leads to the conclusion to which my investment group has come—COMB should be sold.

The majority of last year’s earnings, meager though they were, came from one-time gains. The bulk of this year’s earnings will likely come from one-time gains. After this year, there won’t be many of those left to pull out of the hat.

Pat says that management is confident the Bank will earn at least $3.2 million this year. Given that he’s already booked a one-time gain of $2.3 million on the sale of previously written down property, and given that the former, convicted CEO has been ordered to make a one-time payment of $1.3 million, Pat isn’t showing much confidence in the Bank’s ability to produce operating earnings. This is a clear problem for us, the owners.

Despite the current management’s good job of cleaning up the corrupt, former management’s mess, they cannot show us a bright future. The bank should be sold.

Sincerely,

/s/ Joseph Stilwell
Joseph Stilwell

Stilwell Value Partners IV, L.P., Stilwell Associates, L.P., Stilwell Value LLC, Joseph Stilwell, Spencer Schneider and Charles Ward (the “Group”) are participants in the solicitation of proxies from shareholders of Community Bancshares, Inc. (“COMB”) for use at the 2006 annual meeting of COMB shareholders. Information concerning the participants can be found in the Schedule 13D and the related exhibits filed with the Securities and Exchange Commission on March 29, 2004, as amended on November 22, 2005, December 5, 2005, December 16, 2005, January 6, 2006, and February 13, 2006.

Investors are advised to read the Group’s preliminary proxy statement and definitive proxy statement when they become available, because these documents will contain important information. Investors may obtain a free copy of the preliminary and definitive proxy statements (when they are available) and other documents filed by the Group with the SEC at the SEC’s internet website at www.sec.gov. The preliminary and definitive proxy statements (when they are available) and such other documents may also be obtained free of charge from the Group by directing such request to the Group’s proxy solicitor, D.F. King & Co., Inc. at 800-659-6590.

THE STILWELL GROUP
26 BROADWAY
23rd FLOOR
NEW YORK, NY 10004
(212) 269-5800
FAX (212) 269-2675
COMBshareholders@yahoo.com

This does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you.

We would like to hear from you. We would appreciate it if you would take a few minutes to fill out the information requested below. Thank you for your time and cooperation.

SHAREHOLDER INFORMATION

NAME:	______________________________________
FIRM:	______________________________________
ADDRESS:	______________________________________
CITY:	____________________STATE: ____ZIP: _____
PHONE:	_____________________FAX: _____________

I HOLD MY COMB SHARES THROUGH:
______________________________________ (NAME OF BROKERAGE FIRM OR BANK)	______________________________________ (NUMBER OF SHARES OWNED)

STOCK BROKER OR FINANCIAL ADVISOR INFORMATION

NAME:	______________________________________
FIRM:	______________________________________
ADDRESS:	______________________________________
CITY:	____________________STATE: ____ZIP: _____
PHONE:	_____________________FAX: _____________

COMMENTS:

____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

PLEASE MAIL THIS FORM TO US AT THE ABOVE ADDRESS OR YOU MAY FAX IT
TO (212) 269-2675 OR EMAIL US AT COMBSHAREHOLDERS@YAHOO.COM.